UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Amendment to the Amended and Restated Quota Share Reinsurance Agreement

On May 4, 2026, Bowhead Insurance Company, Inc. (“BICI”), a wholly-owned subsidiary of Bowhead Specialty Holdings Inc., (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Quota Share Reinsurance Agreement, dated as of May 23, 2024, between American Family Mutual Insurance Company, S.I. (“AFMIC”), and the Company (the “Amended and Restated Quota Share Agreement”). The Amendment among other things: (i) amends AFMIC’s right to terminate the Amended and Restated Quota Share Agreement based on the aggregate gross written premium (“GWP”) produced by Bowhead Underwriting Services, Inc. (“BUSI”), a wholly-owned subsidiary of the Company by increasing the calendar year GWP threshold above which AFMIC may terminate the Amended and Restated Quota Share Agreement from $1.0 billion to $1.5 billion, (ii) increases the number of days notice AFMIC is required to provide BICI in order to terminate the Amended and Restated Quota Share Agreement should the calendar year GWP produced by BUSI exceed $1.5 billion from 180 days to 365 days, (iii) increases the ceding commission BICI is required to pay AFMIC under the Amended and Restated Quota Share Agreement for annually ceded GWP in excess of $1.0 billion and (iv) increases BICI’s collateralization requirements under the Amended and Restated Quota Share Agreement over time.

Amendment to the Amended and Restated Insurance Trust Agreement

On May 4, 2026, BICI, AFMIC and US Bank National Association entered into Amendment No. 1 (the “Trust Amendment”) to the Amended and Restated Insurance Trust Agreement, dated as of May 23, 2024, among BICI, AFMIC and U.S. Bank National Association, as trustee (the “Amended and Restated Trust Agreement”). The Trust Amendment amends, among other things, BICI’s collateralization requirements under the Amended and Restated Trust Agreement to reflect the increased collateralization requirements of BICI pursuant to the Amendment.

The foregoing descriptions of the Amendment and the Trust Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendment and the Trust Amendment which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.
On May 5, 2026, the Company issued a press release announcing its financial results for the three months ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.
On April 30, 2026, the Company held its 2026 annual meeting of stockholders. Results of items presented for voting are listed below.
Proposal 1
The Company's stockholders elected the following Class II directors to serve for a three-year term of office expiring at the 2029 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Name	For	Withheld	Broker Non-Votes
Zhak Cohen	27,572,534	165,104	2,133,732
David Foy	27,515,222	222,416	2,133,732
David Holman	20,360,433	7,377,205	2,133,732
Price Lowenstein	27,662,600	75,038	2,133,732
Proposal 2
The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,863,133	839	7,398	0
Item 7.01     Regulation FD Disclosure.
On May 5, 2026, the Company made available to investors a supplemental presentation containing the Company's results for the three months ended March 31, 2026. This investor presentation is furnished as Exhibit 99.2 hereto. The supplemental report is also available on the Investors section of the Company's website, free of charge, at https://ir.bowheadspecialty.com.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1, effective May 4, 2026, to the Amended and Restated Quota Share Reinsurance Agreement, dated as of May 23, 2024, between American Family Mutual Insurance Company, S.I. and Bowhead Specialty Holdings Inc.

10.2
Amendment No. 1 to the Amended and Restated Insurance Trust Agreement, dated as of May 23, 2024, among Bowhead Insurance Company, Inc., American Family Mutual Insurance Company, S.I. and U.S. Bank National Association, as trustee

99.1	Press Release of the Company, dated May 5, 2026
99.2	Bowhead Specialty Holdings Inc. Investor Presentation for the period ended March 31, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 5, 2026

By:	/s/ Brad Mulcahey
Name:	Brad Mulcahey
Title:	Chief Financial Officer and Treasurer